UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2014

MVP REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

MVP REIT, Inc. (“MVP”) announced that on April 30, 2014 MVP completed the exchange of its interests in certain office buildings held by MVP for interests in certain parking and storage properties held by Vestin Realty Mortgage I, Inc. (“VRTA”) and/or Vestin Realty Mortgage II, Inc. (“VRTB”).  The property exchange was the subject of an 8-K filed by MVP on March 26, 2014.

Under the terms of the transaction, VRTA and VRTB transferred to MVP the following property interests: their 68% interest in a Ft. Lauderdale Parking Facility, their 95% interest in the Memphis Court, Memphis Poplar, Kansas City and St. Louis Parking Facilities and their 49% interest in the Red Mountain Storage Facility (the “Acquired Properties”). MVP assumed all indebtedness incurred by VRTA and VRTB in connection with their acquisition of interests in the Acquired Properties. In addition, pursuant to its agreement with VRTA and VRTB, MVP paid to VRTA and VRTB an amount equal to their respective investments in the Acquired Properties plus a 7.5% annual cumulative return less any distributions received by VRTA and VRTB (the “Contractual Return”).

VRTA and VRTB received from MVP its entire interest in four office buildings located at 8860 West Sunset Road, Las Vegas, Nevada, 8905 Post Road, Las Vegas, Nevada, 8925 Post Road, Las Vegas, Nevada and 8945 Post Road, Las Vegas, Nevada (the “Transferred Properties”). VRTA and VRTB assumed their respective pro rata share of the indebtedness incurred by MVP in connection with its acquisition of the Transferred Properties.

The aggregate purchase price for VRTA and VRTB’s interests in the Acquired Properties was approximately $14 million and the related indebtedness was approximately $5 million, resulting in a net value for purposes of the exchange of approximately $9 million. In addition, MVP was obligated to pay VRTA and VRTB approximately $500,000 as their Contractual Return on the Acquired Properties. The aggregate purchase price for MVP’s interests in the Transferred Properties was $25 million and the related indebtedness was approximately $14 million, resulting in a net value of the Transferred Properties for purposes of the exchange of approximately $11 million. In light of the difference between the net value to be received by VRTA and VRTB and the net value transferred by VRTA and VRTB, VRTA and VRTB paid MVP an aggregate amount of approximately $1.4 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2014

MVP REIT, INC.

By: __/s/ Dustin Lewis_______________

       Dustin Lewis

       Chief Financial Officer